UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2007

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Corporation preparing its restatement of historical financial statements and its 9 months ended September 30, 2007 financial statements in order to file the necessary registration statement related to the Corporation's pending transaction with The PNC Financial Services Group, Inc., the Corporation was unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 with the Securities and Exchange Commission by the filing deadline. Therefore, on November 13, 2007, the Corporation received an Additional Staff Determination notice from The Nasdaq Stock Market LLC indicating that as a result of not timely filing its third quarter Form 10-Q, the Corporation is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). The notice, which the Corporation expected, was issued in accordance with standard Nasdaq procedures. The Corporation continues to diligently work toward regaining compliance with the Nasdaq Listing Standards.

On November 15, 2007, the Corporation issued a press release reporting the receipt of the additional deficiency letter from The Nasdaq Stock Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein to this Current Report on Form 8-K.

As previously reported, as a result of the Corporation not filing its first quarter Form 10-Q, the Corporation was not in compliance with the Nasdaq continued listing standards and the Corporation's common stock was subject to delisting by the Nasdaq Stock Market at the opening of business on May 25, 2007. The Corporation appealed the May 16, 2007 Nasdaq Staff Determination and on June 28, 2007, the Corporation presented its plan to the Nasdaq Listing Qualifications Panel for regaining compliance with the Nasdaq Listing Standards. On August 14, 2007, the Nasdaq Listing Qualifications Panel ("Panel") granted the Corporation's request for continued listing until November 12, 2007, subject to certain conditions. On October 3, 2007, the Nasdaq Listing and Hearing Review Council ("Council") called the Corporation's case for review. On November 9, 2007, the Council granted the Corporation's request to stay the Panel's delisting determination and, thus, the Corporation's common stock will continue to be listed and traded on the Nasdaq Global Select Market absent further action by the Council.

Forward-Looking Statements

Statements contained herein as to the Corporation's expectations and goals are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Among the signficant risks and uncertainties are: competitive pressures arising from aggressive competition from other banks; the Corporation's ability to grow its loan portfolio; changes in the cost, availability, or access to funding due to changes in the deposit or credit markets or federal funds available; the effect of government policy and regulation, including restrictions and/or limitations arising from banking laws, regulations and examinations; legal proceedings; and the ability to attract and retain key personnel. Additional risks and uncertainties include statements as to the proposed benefits of the merger between the Corporation and PNC (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the Merger and any other statements regarding future results or expectations. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. The Corporation cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors, among others: the risk that the businesses of the Corporation and PNC in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of the Corporation and PNC to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in each company’s filings with the SEC. The Corporation does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing. More information on risk factors affecting the Corporation is available in the filings the Corporation makes with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

November 15, 2007	By:	Jean Svoboda

Name: Jean Svoboda
Title: Senior Vice President, General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Sterling Financial Corporation press release dated November 15, 2007